UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2016

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-187094	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Elimination of Series A Convertible Preferred Stock and Series C Convertible Preferred Stock

On February 5, 2016, xG Technology, Inc., a Delaware corporation (the “Company”), filed Certificates of Elimination with the Secretary of State of the State of Delaware in order to eliminate from the Amended and Restated Certificate of Incorporation (the “Charter”) all matters set forth in the Charter related to the Certificate of Designations in respect to the Company’s previously issued Series A Convertible Preferred Stock and Series C Convertible Preferred Stock, none of the shares of which remain outstanding or will be issued in the future. This elimination returned such shares of preferred stock to authorized but undesignated shares of the Company’s preferred stock. Copies of the Certificates of Elimination for the Series A Convertible Preferred Stock and the Series C Convertible Preferred Stock are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Amendment of Series B Convertible Preferred Stock

On February 5, 2016, the Company filed an Amended and Restated Certificate of Designations of its Series B Convertible Preferred Stock (the “Restated Certificate of Designations”) with the Secretary of State of the State of Delaware, therein amending and restating the Certificate of Designations of the Series B Convertible Preferred Stock filed with the Secretary of State of the State of Delaware on February 11, 2015. Amongst the changes that the Restated Certificate of Designations provides for are:

i)	The authorized number shares of Series B Convertible Preferred Stock is increase to 5,000,000;
ii)	All other shares of capital stock ranks junior to the Series B Convertible Preferred Stock;
iii)	The conversion price with respect to each share of Series B Convertible Preferred Stock is the lower of (1) $0.25 or (2) 87.5% of the lowest volume weighted average price of the Company’s common stock during the five (5) consecutive trading-day period ending and including the trading day immediately preceding the delivery of a conversion notice, provided that the conversion price shall not be lower than $0.10;
iv)	The inclusion of a triggering event should the conversion price not be above $0.10 for a period of ten (10) consecutive trading days (a “Conversion Price Failure”);
v)	The holders have the right to cause the Company to remedy a Conversion Price Failure through, amongst other means, the filing of a proxy statement with the Securities and Exchange Commission calling for a special meeting to effect a reverse stock split or other corporate action necessary to remedy the Conversion Price Failure; and
vi)	The dividend rate is increased to 12.5%.

The foregoing description of the Restated Certificate of Designations does not purport to be complete, and is qualified in its entirety by reference to such document, attached as Exhibit 3.3 to this Report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
Exhibit 3.1	Certificate of Elimination for Series A Convertible Preferred Stock
Exhibit 3.2	Certificate of Elimination for Series C Convertible Preferred Stock
Exhibit 3.3	Amended and Restated Certificate of Designations for Series B Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016		xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton
Title: Chief Financial Officer